                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 9, 2000 (except for Note 13, which is as of February 8, 2001), relating to the financial statements of PracticeWorks (a division of InfoCure Corporation), our report dated January 3, 2001, relating to the financial statements of InfoSoft (a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc.), and our report dated December 13, 2000, relating to the financial statements of Crunchy Frog Software, Inc., which are contained in that Prospectus, and of our report dated August 9, 2000, relating to the schedule of PracticeWorks, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Atlanta, Georgia
February 13, 2001